Exhibit 99.1
COMPANY CONTACT
Chris King
(240) 744-1150
FOR IMMEDIATE RELEASE
TUESDAY, MAY 4, 2010
DIAMONDROCK HOSPITALITY COMPANY REPORTS FIRST QUARTER 2010 RESULTS
BETHESDA, Maryland, Tuesday May 4, 2010 — DiamondRock Hospitality Company (the “Company”) (NYSE: DRH) today announced results of operations for its first fiscal quarter ended March 26, 2010. The Company is a lodging focused real estate investment trust that owns twenty premium hotels in North America.
First Quarter 2010 Highlights
•	RevPAR: The Company’s RevPAR was $95.15, a decrease of 3.7 percent compared to the same period in 2009.

•	Hotel Adjusted EBITDA Margins: The Company’s Hotel Adjusted EBITDA margins were 19.25%, a decrease of 101 basis points compared to the same period in 2009.

•	Adjusted EBITDA: The Company’s Adjusted EBITDA was $18.5 million.

•	Income Taxes: The Company’s income tax benefit was $1.6 million.

•	Adjusted FFO: The Company’s Adjusted FFO was $12.0 million and Adjusted FFO per diluted share was $0.09.

•	Controlled Equity Offering Program: The Company completed its current controlled equity offering program during the first quarter, raising net proceeds of $25.1 million.

•	Successful Debt Modification: The Company successfully amended the Frenchman’s Reef & Morning Star Marriott Beach Resort mortgage loan during the first quarter, resulting in the waiver of penalty interest. The Company reversed the $3.1 million accrual recorded for penalty interest, which had a $0.02 positive impact on the Company’s Adjusted FFO per share for the first quarter.

•	Dividends: On January 29, 2010, the Company paid a dividend of $0.33 per share. In total, $4.3 million of the dividend was paid in cash and $36.9 million was paid in shares of the Company’s common stock.
“First quarter results were above our internal expectations and we experienced positive momentum in almost all of our customer segments. The current forecast for the balance of 2010 is also ahead of our original expectations. With our premium portfolio of hotels, as well as significant investment capacity, we are well positioned to both enjoy the recovery in fundamentals and seek attractive acquisition opportunities,” stated Mark W. Brugger, Chief Executive Officer of DiamondRock Hospitality Company.

Operating Results
Please see “Certain Definitions” and “Non-GAAP Financial Measures” attached to this press release for an explanation of the terms “EBITDA,” “Adjusted EBITDA,” “Hotel Adjusted EBITDA Margins,” “FFO,” and “Adjusted FFO.”
For the first quarter beginning January 1, 2010 and ended March 26, 2010, the Company reported the following:
•	Revenues of $112.8 million compared to $118.5 million for the comparable period in 2009.

•	Adjusted EBITDA of $18.5 million compared to $20.3 million for the comparable period in 2009.

•	Adjusted FFO and Adjusted FFO per diluted share of $12.0 million and $0.09, respectively, compared to $14.8 million and $0.16, respectively, for the comparable period in 2009.

•	Net loss of $8.3 million (or $0.07 per diluted share) compared to a net loss of $5.3 million (or $0.06 per diluted share) for the comparable period in 2009.
RevPAR for the first quarter decreased 3.7 percent (from $98.80 to $95.15) from the comparable period in 2009, driven by a 1.8 percentage point increase in occupancy (from 63.7 percent to 65.5 percent) and a 6.2 percent decrease in the average daily rate (from $155.00 to $145.34). Hotel Adjusted EBITDA margins decreased 101 basis points (from 20.26% to 19.25%) from the comparable period in 2009.
The relatively modest decline in first quarter RevPAR reflects the strengthening of lodging fundamentals. After a year and a half of negative industry RevPAR, March 2010 was the first month to generate positive RevPAR for the Company’s portfolio since April 2008. The Company’s group booking trends are improving. Group booking pace is down 3% compared to the same time last year, which improved during the quarter from 8% down at the end of 2009.
The Company reported strong food and beverage profits during the first quarter. Despite a $1.3 million decrease in food and beverage revenues, profits from food and beverage increased approximately $0.5 million due to a 250 basis point improvement in profit margins compared to the same period in 2009. The positive food and beverage results were driven by exceptional results at Frenchman’s Reef and the Vail Marriott.
During the first quarter, the Company continued its aggressive cost containment program. As a result, despite the 3.7% decline in RevPAR, the Company’s first quarter Hotel Adjusted EBITDA margins declined only 101 basis points compared to the same period in 2009. Evidence of the success of some of these initiatives is as follows:
•	Support costs at the Company’s hotels decreased by approximately 2.5%, including a 6.7% decrease in utilities.

•	The Company reduced the single largest hotel expense category, labor (wages & benefits) by 3.8%.

•	Productivity at the Company’s hotels increased almost 9%, as measured by man hours per occupied room.
Balance Sheet and Liquidity
As of the end of first quarter, the Company has approximately $181.4 million of unrestricted cash on hand and $785.3 million of debt outstanding, which consists solely of fixed rate, property-specific mortgage debt with no near-term maturities. Ten of the Company’s 20 hotels are unencumbered by mortgage debt and the Company’s $200 million senior unsecured credit facility is unused.
The Company continues to maintain its straightforward capital structure. As of March 26, 2010, the Company continued to own 100% of its properties directly.
Frenchman’s Reef Loan Modification
The Company amended certain provisions of the limited recourse mortgage loan secured by Frenchman’s Reef during the first quarter. The lender provided the Company with a waiver for any penalty interest and an extension to December 31, 2010 and December 31, 2011, respectively, for the completion date of certain lender required capital projects. The Company pre-funded the capital projects into an escrow account and paid the lender a modification fee of approximately $150,000. As a result of the modification, the Company reversed the $3.1 million accrual for penalty interest during the first quarter.
Frenchman’s Reef Tax Holiday Status
Frenchman’s Reef is owned by a subsidiary that has elected to be treated as a taxable REIT subsidiary, and is subject to USVI income taxes. The Company was party to a tax agreement with the USVI that reduced the income tax rate to approximately 4%. This arrangement expired on February 14, 2010. The Company is diligently working with the USVI authorities to extend this agreement, which, if extended, will be given retroactive treatment to the date of expiration. Although the Company believes that it will be successful in obtaining the tax holiday extension, there can be no assurances that an extension will be granted. If the tax holiday is not extended, the income generated by Frenchman’s Reef will be subject to an income tax rate of 37.4%.
New Line of Credit
The Company has reached agreement on a term sheet with certain lenders for a new $200 million unsecured credit facility with a four year term, including a one year extension option. There can be no assurances, however, that the Company will enter into the proposed credit facility as it remains subject to a variety of conditions, including the negotiation and execution of definitive loan agreements satisfactory to us and the lenders and the satisfaction of closing conditions.

Outlook
The Company is providing full year guidance at this time, which is based substantially upon the recent operating forecasts prepared by its hotel operators. The Company is not providing quarterly guidance. Achievement of the anticipated results is subject to the risks disclosed in the Company’s filings with the Securities and Exchange Commission.
For the full year 2010, the Company’s outlook is as follows:
•	RevPAR growth of 1 percent to 3 percent.

•	Adjusted EBITDA of $114 million to $119 million.

•	Adjusted FFO of $69.5 million to $71.5 million, which assumes income taxes to range from a benefit of $1 million to an expense of $2 million.

•	Adjusted FFO per share of $0.52 to $0.54 based on 133 million diluted weighted average shares.
Dividends
On January 29, 2010, the Company paid a dividend of $0.33 per share, which represented 100% of its 2009 taxable income. The Company relied on the Internal Revenue Service’s Revenue Procedure 2009-15, as amplified and superseded by Revenue Procedure 2010-12, that allowed it to pay 90% of the dividend in shares of its common stock and the remainder in cash. The Company paid the dividend in the form of approximately $4.3 million in cash and 3.9 million shares of its common stock. The Company intends to declare its next dividend, if any, on a date close to December 31, 2010.
Earnings Call
The Company will host a conference call to discuss its first quarter 2010 results on Wednesday, May 5, 2010, at 10:00 am Eastern Time (ET). To participate in the live call, investors are invited to dial 1-888-713-4218 (for domestic callers) or 617-213-4870 (for international callers). The participant passcode is 45462608. A live webcast of the call will be available via the investor relations section of DiamondRock Hospitality Company’s website at www.drhc.com. A replay of the webcast will also be archived on the website for one year.

About the Company
DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of premium hotel properties. DiamondRock owns 20 hotels with approximately 9,600 guestrooms. For further information, please visit DiamondRock Hospitality Company’s website at www.drhc.com.
This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions that will affect occupancy rates at the Company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the Company’s indebtedness and its ability to meet covenants in its debt agreements; relationships with property managers; the Company’s ability to maintain its properties in a first-class manner, including meeting capital expenditure requirements; the Company’s ability to complete planned renovations on budget; the Company’s ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; the Company’s ability to complete acquisitions; the Company’s ability to raise equity capital; the performance of acquired properties after they are acquired; necessary capital expenditures on the acquired properties; and the Company’s ability to continue to satisfy complex rules in order for it to qualify as a REIT for federal income tax purposes; and other risks and uncertainties associated with the Company’s business described from time to time in its filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in its expectations.
Reporting Periods for Statement of Operations
The results reported in the Company’s consolidated statements of operations are based on results of its hotels reported by hotel managers. The Company’s hotel managers use different reporting periods. Marriott International, the manager of most of the Company’s properties, uses a fiscal year ending on the Friday closest to December 31 and reports twelve weeks of operations for the first three quarters and sixteen or seventeen weeks for the fourth quarter of the year for its domestic managed hotels. In contrast, Marriott International for its non-domestic hotels (including Frenchman’s Reef), Davidson Hotel Company, manager of the Westin Atlanta North, Vail Resorts, manager of the Vail Marriott, Hilton Hotels Corporation, manager of the Conrad Chicago, and Westin Hotel Management, L.P., manager of the Westin Boston Waterfront report results on a monthly basis. Additionally, the Company, as a REIT, is required by U.S. federal tax laws to report results on a calendar year basis. As a result, the Company has adopted the reporting periods used by Marriott International for its domestic hotels, except that the fiscal year always ends on December 31 to comply with REIT rules. The first three fiscal quarters end on the same day as Marriott International’s fiscal quarters but the fourth quarter ends on December 31 and full year results, as reported in the statement of operations, always include the same number of days as the calendar year.
Two consequences of the reporting cycle the Company has adopted are: (1) quarterly start dates will usually differ between years, except for the first quarter which always commences on January 1, and (2) the first and fourth quarters of operations and year-to-date operations may not include the same number of days as reflected in prior years.
While the reporting calendar the Company adopted is more closely aligned with the reporting calendar used by the manager of most of its properties, one final consequence of the calendar is the Company is unable to report any results for Frenchman’s Reef, Westin Atlanta North, Vail Marriott, Conrad Chicago, or the Westin Boston Waterfront for the month of operations that ends after its fiscal quarter-end because none of Vail Resorts, Davidson Hotel Company, Hilton Hotels Corporation, Westin Hotel Management, L.P., and Marriott International make mid-month results available. As a result, the quarterly results of operations include results from Frenchman’s Reef, Westin Atlanta North, Vail Marriott, Conrad Chicago, and the Westin Boston Waterfront as follows: first quarter (January and February), second quarter (March to May), third quarter (June to August) and fourth quarter (September to December). While this does not affect full-year results, it does affect the reporting of quarterly results.
Ground Leases
Four of the Company’s hotels are subject to ground leases: Bethesda Marriott Suites, Courtyard Manhattan Fifth Avenue, Salt Lake City Downtown Marriott, and the Westin Boston Waterfront. In addition, part of a parking structure at a fifth hotel and two golf courses at two additional hotels are also subject to ground leases. In accordance with U.S. generally accepted accounting principles, the Company records rent expense on a straight-line basis for ground leases that provide minimal rental payments that increase in pre-established amounts over the remaining term of the ground lease. For the first quarter 2010, contractual cash rent payable on the ground leases totaled $0.4 million and the Company recorded approximately $2.2 million in ground rent expense. The non-cash portion of ground rent expense recorded for the first quarter 2010 was $1.8 million.

DIAMONDROCK HOSPITALITY COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
As of March 26, 2010 and December 31, 2009
(in thousands, except share amounts)

	March 26, 2010	December 31, 2009
	(Unaudited)

ASSETS

Property and equipment, at cost	$2,175,430	$2,171,311
Less: accumulated depreciation	(328,210)	(309,224)

	1,847,220	1,862,087

Deferred financing costs, net	3,549	3,624
Restricted cash	37,120	31,274
Due from hotel managers	50,365	45,200
Favorable lease assets, net	37,145	37,319
Prepaid and other assets	57,230	58,607
Cash and cash equivalents	181,402	177,380

Total assets	$2,214,031	$2,215,491

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:

Mortgage debt	$785,263	$786,777
Senior unsecured credit facility	—	—

Total debt	785,263	786,777

Deferred income related to key money, net	19,633	19,763
Unfavorable contract liabilities, net	82,287	82,684
Due to hotel managers	30,336	29,847
Dividends declared and unpaid	—	41,810
Accounts payable and accrued expenses	70,286	79,104

Total other liabilities	202,542	253,208

Stockholders’ Equity:

Preferred stock, $.01 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $.01 par value; 200,000,000 shares authorized; 131,053,682 and 124,299,423 shares issued and outstanding at March 26, 2010 and December 31, 2009, respectively	1,311	1,243
Additional paid-in capital	1,370,165	1,311,053
Accumulated deficit	(145,250)	(136,790)

Total stockholders’ equity	1,226,226	1,175,506

Total liabilities and stockholders’ equity	$2,214,031	$2,215,491

DIAMONDROCK HOSPITALITY COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Fiscal Quarters Ended March 26, 2010 and March 27, 2009
(in thousands, except per share amounts)

	Fiscal Quarter Ended	Fiscal Quarter Ended
	March 26, 2010	March 27, 2009
	(Unaudited)	(Unaudited)

Revenues:

Rooms	$71,648	$75,116
Food and beverage	35,552	36,890
Other	5,628	6,538

Total revenues	112,828	118,544

Operating Expenses:

Rooms	20,073	19,982
Food and beverage	24,725	26,581
Management fees	3,072	3,327
Other hotel expenses	44,629	46,024
Depreciation and amortization	18,907	18,717
Corporate expenses	3,351	3,769

Total operating expenses	114,757	118,400

Operating (loss) profit	(1,929)	144

Other Expenses (Income):

Interest income	(81)	(83)
Interest expense	8,126	11,498

Total other expenses	8,045	11,415

Loss before income taxes	(9,974)	(11,271)

Income tax benefit	1,628	5,978

Net loss	$(8,346)	$(5,293)

Loss per share:
Basic and diluted loss per share	$(0.07)	$(0.06)

DIAMONDROCK HOSPITALITY COMPANY
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
For the Fiscal Quarters Ended March 26, 2010 and March 27, 2009
(in thousands, except per share amounts)

	Fiscal Quarter Ended	Fiscal Quarter Ended
	March 26, 2010	March 27, 2009
	(Unaudited)	(Unaudited)

Cash flows from operating activities:
Net loss	$(8,346)	$(5,293)
Adjustments to reconcile net loss to net cash provided by operating activities:
Real estate depreciation	18,907	18,717
Corporate asset depreciation as corporate expenses	34	34
Non-cash ground rent	1,789	1,787
Non-cash financing costs as interest expense	227	193
Non-cash reversal of penalty interest	(3,134)	—
Amortization of unfavorable contract liabilities	(397)	(397)
Amortization of deferred income	(130)	(130)
Stock-based compensation	786	1,207
Changes in assets and liabilities:
Prepaid expenses and other assets	1,377	1,658
Restricted cash	917	1,383
Due to/from hotel managers	(4,676)	3,570
Accounts payable and accrued expenses	(6,769)	(8,886)

Net cash provided by operating activities	585	13,843

Cash flows from investing activities:
Hotel capital expenditures	(4,604)	(7,293)
Change in restricted cash	(6,763)	143

Net cash used in investing activities	(11,367)	(7,150)

Cash flows from financing activities:
Repayments of credit facility	—	(5,000)
Scheduled mortgage debt principal payments	(1,513)	(1,002)
Repurchase of common stock	(2,023)	(158)
Proceeds from sale of common stock, net	22,816	—
Payment of financing costs	(153)	—
Payment of cash dividends	(4,323)	(80)

Net cash provided by (used in) financing activities	14,804	(6,240)

Net increase in cash and cash equivalents	4,022	453
Cash and cash equivalents, beginning of period	177,380	13,830

Cash and cash equivalents, end of period	$181,402	$14,283

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$11,633	$11,987

Non-GAAP Financial Measures
We use the following four non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: (1) EBITDA, (2) Adjusted EBITDA, (3) FFO and (4) Adjusted FFO.
EBITDA represents net (loss) income excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; and (3) depreciation and amortization. We believe EBITDA is useful to an investor in evaluating our operating performance because it helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization) from our operating results. We also use EBITDA as one measure in determining the value of hotel acquisitions and dispositions.

	Historical
	Fiscal Quarter Ended
	March 26, 2010	March 27, 2009
	(in thousands)
Net loss	$(8,346)	$(5,293)
Interest expense	8,126	11,498
Income tax benefit	(1,628)	(5,978)
Real estate related depreciation and amortization	18,907	18,717

EBITDA	$17,059	$18,944

	Forecast
	Full Year 2010
	Low End	High End
	(in thousands)
Net loss	$(21,000)	$(16,000)
Interest expense	45,500	45,500
Income tax expense (benefit)	(1,000)	2,000
Real estate related depreciation and amortization	84,500	81,500

EBITDA	$108,000	$113,000

We also evaluate our performance by reviewing Adjusted EBITDA because we believe that the exclusion of certain additional recurring and non-recurring items described below provides useful supplemental information regarding our ongoing operating performance and that the presentation of Adjusted EBITDA, when combined with the primary GAAP presentation of net income (loss), is beneficial to a complete understanding of our operating performance. We adjust EBITDA for the following items, which may occur in any period, and refer to this measure as Adjusted EBITDA:
•	Non-Cash Ground Rent: We exclude the non-cash expense incurred from straight lining the rent from our ground lease obligations and the non-cash amortization of our favorable lease assets.

•	The impact of the non-cash amortization of the unfavorable contract liabilities recorded in conjunction with our acquisitions of the Bethesda Marriott Suites and the Chicago Marriott Downtown. The amortization of the unfavorable contract liabilities does not reflect the underlying performance of the Company.

•	Cumulative effect of a change in accounting principle: Infrequently, the Financial Accounting Standards Board (FASB) promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments because they do not reflect our actual performance for that period.

•	Gains from Early Extinguishment of Debt: We exclude the effect of gains recorded on the early extinguishment of debt because we believe that including them in EBITDA is not consistent with reflecting the ongoing performance of our remaining assets.

•	Impairment Losses and Gains or Losses on Dispositions: We exclude the effect of impairment losses and gains or losses on dispositions recorded because we believe that including them in EBITDA is not consistent with reflecting the ongoing performance of our remaining assets. In addition, we believe that impairment charges are similar to depreciation expense, which is also excluded from EBITDA.

•	Acquisition Costs: We exclude acquisition transaction costs expensed during the period from EBITDA because we believe that including these costs in EBITDA is not consistent with the underlying performance of the Company.

•	Other Non-Cash and / or Non-Recurring Items: We exclude the effect of certain non-cash and / or non-recurring items from EBITDA because we believe that including these costs in EBITDA is not consistent with the underlying performance of the Company.

	Historical (in 000s)
	Fiscal Quarter Ended
	March 26, 2010	March 27, 2009
	(in thousands)
EBITDA	$17,059	$18,944
Non-cash ground rent	1,789	1,787
Non-cash amortization of unfavorable contract liabilities	(397)	(397)

Adjusted EBITDA	$18,451	$20,334

	Forecast
	Full Year 2010
	Low End	High End
	(in thousands)
EBITDA	$108,000	$113,000
Non-cash ground rent	7,700	7,700
Non-cash amortization of unfavorable contract liabilities	(1,700)	(1,700)

Adjusted EBITDA	$114,000	$119,000

We compute FFO in accordance with standards established by NAREIT (which defines FFO as net (loss) income determined in accordance with GAAP), excluding gains (losses) from sales of property, plus depreciation and amortization. We believe that the presentation of FFO provides useful information to investors regarding our operating performance because it is a measure of our operations without regard to specified non-cash items, such as real estate depreciation and amortization and gain or loss on sale of assets. We also use FFO as one measure in assessing our results.

	Historical (in 000s)
	Fiscal Quarter Ended
	March 26, 2010	March 27, 2009
	(in thousands, except per share amounts)
Net loss	$(8,346)	$(5,293)
Real estate related depreciation and amortization	18,907	18,717

FFO	$10,561	$13,424

FFO per share (basic and diluted)	$0.08	$0.15

	Forecast
	Full Year 2010
	Low End	High End
	(in thousands, except per share amounts)
Net loss	$(21,000)	$(16,000)
Real estate related depreciation and amortization	84,500	81,500

FFO	$63,500	$65,500

FFO per share (basic and diluted)	$0.48	$0.49

We also evaluate our performance by reviewing Adjusted FFO because we believe that the exclusion of certain additional recurring and non-recurring items described below provides useful supplemental information regarding our ongoing operating performance and that the presentation of Adjusted FFO, when combined with the primary GAAP presentation of net income (loss), is beneficial to a complete understanding of our operating performance. We adjust FFO for the following items, which may occur in any period, and refer to this measure as Adjusted FFO:
•	Non-Cash Ground Rent: We exclude the non-cash expense incurred from straight lining the rent from our ground lease obligations and the non-cash amortization of our favorable lease assets.

•	The impact of the non-cash amortization of the unfavorable contract liabilities recorded in conjunction with our acquisitions of the Bethesda Marriott Suites and the Chicago Marriott Downtown. The amortization of the unfavorable contract liabilities does not reflect the underlying performance of the Company.

•	Cumulative effect of a change in accounting principle: Infrequently, the Financial Accounting Standards Board (FASB) promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments because they do not reflect our actual performance for that period.

•	Gains from Early Extinguishment of Debt: We exclude the effect of gains recorded on the early extinguishment of debt because we believe that including them in FFO is not consistent with reflecting the ongoing performance of our remaining assets.

•	Impairment Losses: We exclude the effect of impairment losses recorded because we believe that including them in FFO is not consistent with reflecting the ongoing performance of our remaining assets. In addition, we believe that impairment charges are similar to gains or losses on dispositions and depreciation expense, both of which are also excluded from FFO.

•	Acquisition Costs: We exclude acquisition transaction costs expensed during the period from FFO because we believe that including these costs in FFO is not consistent with the underlying performance of the Company.

•	Other Non-Cash and / or Non-Recurring Items: We exclude the effect of certain non-cash and / or non-recurring items from FFO because we believe that including these costs in FFO is not consistent with the underlying performance of the Company.

	Historical (in 000s)
	Fiscal Quarter Ended
	March 26, 2010	March 27, 2009
	(in thousands, except per share amounts)
FFO	$10,561	$13,424
Non-cash ground rent	1,789	1,787
Non-cash amortization of unfavorable contract liabilities	(397)	(397)

Adjusted FFO	$11,953	$14,814

Adjusted FFO per share (basic and diluted)	$0.09	$0.16

	Forecast
	Full Year 2010
	Low End	High End
	(in thousands, except per share amounts)
FFO	$63,500	$65,500
Non-cash ground rent	7,700	7,700
Non-cash amortization of unfavorable contract liabilities	(1,700)	(1,700)

Adjusted FFO	$69,500	$71,500

Adjusted FFO per share (basic and diluted)	$0.52	$0.54

Certain Definitions
In this release, when we discuss “Hotel Adjusted EBITDA,” we exclude from Hotel EBITDA the non-cash expense incurred by the hotels due to the straight lining of the rent from our ground lease obligations, the non-cash amortization of our favorable lease assets, and the non-cash amortization of the unfavorable contract liabilities recorded in conjunction with the acquisitions of the Bethesda Marriott Suites and the Chicago Marriott Downtown. Hotel EBITDA represents hotel net income excluding: (1) interest expense; (2) income taxes; and (3) depreciation and amortization. Hotel Adjusted EBITDA margins are calculated as Hotel Adjusted EBITDA divided by total hotel revenues.

DIAMONDROCK HOSPITALITY COMPANY
HOTEL OPERATING DATA
Schedule of Property Level Results
(in thousands)
(unaudited)

	Fiscal Quarter Ended		%
	March 26, 2010	March 27, 2009	Change
Revenues:
Rooms	$71,648	$75,116	(4.6%)
Food and beverage	35,552	36,890	(3.6%)
Other	5,628	6,538	(13.9%)

Total revenues	112,828	118,544	(4.8%)

Operating Expenses:
Rooms departmental expenses	$20,073	$19,982	0.5%
Food and beverage departmental expenses	24,725	26,581	(7.0%)
Other direct departmental	3,602	4,120	(12.6%)
General and administrative	11,081	11,126	(0.4%)
Utilities	5,039	5,402	(6.7%)
Repairs and maintenance	6,061	6,198	(2.2%)
Sales and marketing	8,465	8,696	(2.7%)
Base management fees	2,963	3,126	(5.2%)
Incentive management fees	109	201	(45.8%)
Property taxes	6,173	6,076	1.6%
Ground rent	2,218	2,227	(0.4%)
Other fixed expenses	1,990	2,179	(8.7%)

Total hotel operating expenses	$92,499	$95,914	(3.6%)

Hotel EBITDA	20,329	22,630	(10.2%)

Non-cash ground rent	1,789	1,787	0.1%
Non-cash amortization of unfavorable contract liabilities	(397)	(397)	0.0%

Hotel Adjusted EBITDA	$21,721	$24,020	(9.6%)

Market Capitalization as of March 26, 2010
(in thousands, except per share data)

Enterprise Value

Common equity capitalization (at March 26, 2010 closing price of $9.82/share)	$1,306,890
Consolidated debt	785,263
Cash and cash equivalents	(181,402)

Total enterprise value	$1,910,751

Share Reconciliation

Common shares outstanding	131,054

Unvested restricted stock held by management and employees	1,548
Share grants under deferred compensation plan held by corporate officers	483

Combined shares outstanding	133,085

Debt Summary as of March 26, 2010
(dollars in thousands)

	Interest		Outstanding
Property	Rate	Term	Principal	Maturity

Courtyard Manhattan / Midtown East	8.81%	Fixed	$42,876	October 2014
Marriott Salt Lake City Downtown	5.50%	Fixed	32,757	January 2015
Courtyard Manhattan / Fifth Avenue	6.48%	Fixed	51,000	June 2016
Renaissance Worthington	5.40%	Fixed	56,906	July 2015
Frenchman’s Reef & Morning Star Marriott Beach Resort	5.44%	Fixed	61,199	August 2015
Marriott Los Angeles Airport	5.30%	Fixed	82,600	July 2015
Orlando Airport Marriott	5.68%	Fixed	59,000	January 2016
Chicago Marriott Downtown Magnificent Mile	5.975%	Fixed	218,925	April 2016
Renaissance Austin	5.507%	Fixed	83,000	December 2016
Renaissance Waverly	5.503%	Fixed	97,000	December 2016
Senior unsecured credit facility	LIBOR +1.25	Variable	—	February 2011

Total debt			$785,263

Weighted-Average Interest Rate	5.86%

Operating Statistics — First Fiscal Quarter 2010

	ADR			Occupancy			RevPAR			Hotel Adjusted EBITDA			Hotel Adjusted EBITDA Margin
	1Q 2010	1Q 2009	B/(W)	1Q 2010	1Q 2009	B/(W)	1Q 2010	1Q 2009	B/(W)	1Q 2010	1Q 2009	B/(W)	1Q 2010	1Q 2009	B/(W)
										(in thousands)
Atlanta Alpharetta	$120.67	$136.01	(11.3%)	68.7%	57.3%	11.4%	$82.86	$77.88	6.4%	$938	$832	12.7%	27.81%	27.07%	74	bps
Westin Atlanta North (1)	$101.97	$109.94	(7.2%)	67.3%	66.3%	1.0%	$68.62	$72.90	(5.9%)	$322	$474	(32.1%)	13.26%	18.79%	-553	bps
Atlanta Waverly	$130.48	$143.51	(9.1%)	69.7%	60.6%	9.1%	$90.93	$86.90	4.6%	$1,948	$1,652	17.9%	24.92%	23.06%	186	bps
Renaissance Austin	$145.30	$156.69	(7.3%)	63.7%	62.9%	0.8%	$92.61	$98.51	(6.0%)	$2,162	$2,266	(4.6%)	30.54%	29.71%	83	bps
Bethesda Marriott Suites	$164.83	$196.94	(16.3%)	57.3%	56.5%	0.8%	$94.38	$111.24	(15.2%)	$658	$958	(31.3%)	22.01%	27.54%	-553	bps
Boston Westin (1)	$154.19	$160.95	(4.2%)	49.3%	48.3%	1.0%	$76.04	$77.70	(2.1%)	$161	$239	(32.6%)	2.32%	3.42%	-110	bps
Chicago Marriott	$146.43	$152.01	(3.7%)	52.0%	58.1%	(6.1%)	$76.21	$88.29	(13.7%)	$(708)	$609	(216.3%)	(5.86%)	4.13%	-999	bps
Chicago Conrad (1)	$144.27	$156.42	(7.8%)	51.3%	56.1%	(4.8%)	$74.03	$87.77	(15.7%)	$(354)	$(244)	(45.1%)	(19.31%)	(11.00%)	-831	bps
Courtyard Fifth Avenue	$204.03	$202.23	0.9%	82.4%	87.6%	(5.2%)	$168.11	$177.22	(5.1%)	$328	$490	(33.1%)	12.23%	17.19%	-496	bps
Courtyard Midtown East	$184.21	$200.59	(8.2%)	77.3%	79.1%	(1.8%)	$142.44	$158.76	(10.3%)	$546	$812	(32.8%)	13.70%	18.21%	-451	bps
Frenchman’s Reef (1)	$294.01	$282.01	4.3%	82.4%	83.0%	(0.6%)	$242.25	$234.19	3.4%	$4,183	$3,117	34.2%	38.94%	31.00%	794	bps
Griffin Gate Marriott	$105.58	$108.41	(2.6%)	49.4%	49.0%	0.4%	$52.20	$53.12	(1.7%)	$91	$219	(58.4%)	2.41%	5.84%	-343	bps
Los Angeles Airport	$106.43	$115.90	(8.2%)	82.9%	79.7%	3.2%	$88.24	$92.38	(4.5%)	$2,404	$3,062	(21.5%)	19.60%	23.51%	-391	bps
Oak Brook Hills	$103.85	$118.38	(12.3%)	36.6%	31.4%	5.2%	$38.06	$37.17	2.4%	$(456)	$(250)	(82.4%)	(15.68%)	(8.30%)	-738	bps
Orlando Airport Marriott	$106.65	$120.58	(11.6%)	80.6%	81.8%	(1.2%)	$85.92	$98.66	(12.9%)	$1,517	$2,326	(34.8%)	27.64%	35.30%	-766	bps
Salt Lake City Marriott	$137.90	$138.98	(0.8%)	53.5%	58.3%	(4.8%)	$73.78	$81.04	(9.0%)	$1,503	$1,588	(5.4%)	29.43%	28.56%	87	bps
The Lodge at Sonoma	$152.71	$159.39	(4.2%)	47.4%	40.1%	7.3%	$72.35	$63.94	13.2%	$(277)	$(341)	18.8%	(12.31%)	(15.79%)	348	bps
Torrance Marriott South Bay	$99.19	$119.59	(17.1%)	81.7%	62.6%	19.1%	$81.00	$74.88	8.2%	$827	$1,002	(17.5%)	18.23%	21.74%	-351	bps
Vail Marriott (1)	$302.83	$293.10	3.3%	82.0%	78.3%	3.7%	$248.44	$229.51	8.2%	$3,098	$2,435	27.2%	46.62%	39.66%	696	bps
Renaissance Worthington	$155.34	$164.57	(5.6%)	76.2%	72.1%	4.1%	$118.38	$118.72	(0.3%)	$2,701	$2,782	(2.9%)	34.16%	32.58%	158	bps

TOTAL/WEIGHTED AVERAGE	$145.34	$155.00	(6.2%)	65.5%	63.7%	1.8%	$95.15	$98.80	(3.7%)	$21,721	$24,020	(9.6%)	19.25%	20.26%	-101	bps

(1)	The hotel reports results on a monthly basis. The data presented is based upon the Company’s reporting calendar for the first quarter and includes the months of January and February.

Hotel Adjusted EBITDA Reconciliation
(in thousands)

	1st Quarter 2010
					Plus:	Equals:
		Net Income /	Plus:	Plus:	Non-Cash	Hotel Adjusted
	Total Revenues	(Loss)	Depreciation	Interest Expense	Adjustments (1)	EBITDA
Atlanta Alpharetta	$3,373	$658	$280	$—	$—	$938
Westin Atlanta North (2)	$2,428	$(86)	$408	$—	$—	$322
Atlanta Waverly	$7,818	$(357)	$1,039	$1,266	$—	$1,948
Renaissance Austin	$7,079	$131	$946	$1,085	$—	$2,162
Bethesda Marriott Suites	$2,989	$(1,314)	$509	$—	$1,463	$658
Boston Westin (2)	$6,930	$(2,842)	$2,886	$—	$117	$161
Chicago Marriott	$12,076	$(6,544)	$3,073	$3,128	$(365)	$(708)
Chicago Conrad (2)	$1,833	$(1,460)	$1,106	$—	$—	$(354)
Courtyard Fifth Avenue	$2,681	$(965)	$436	$807	$50	$328
Courtyard Midtown East	$3,985	$(932)	$520	$958	$—	$546
Frenchman’s Reef (2) (3)	$10,742	$5,645	$873	$(2,335)	$—	$4,183
Griffin Gate Marriott	$3,783	$(686)	$778	$—	$(1)	$91
Los Angeles Airport	$12,268	$57	$1,299	$1,048	$—	$2,404
Oak Brook Hills	$2,909	$(1,327)	$746	$—	$125	$(456)
Orlando	$5,488	$(13)	$736	$794	$—	$1,517
Salt Lake City Marriott	$5,107	$354	$717	$432	$—	$1,503
The Lodge at Sonoma	$2,251	$(594)	$317	$—	$—	$(277)
Torrance Marriott South Bay	$4,537	$81	$746	$—	$—	$827
Vail Marriott (2)	$6,645	$2,386	$712	$—	$—	$3,098
Renaissance Worthington	$7,908	$1,182	$781	$735	$3	$2,701

TOTAL	$112,828	$(6,626)	$18,907	$7,918	$1,392	$21,721

(1)	The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from our ground lease obligations, the non-cash amortization of our favorable lease assets and the non-cash amortization of our unfavorable contract liabilities.

(2)	The hotel reports results on a monthly basis. The data presented is based upon the Company’s reporting calendar for the first quarter and includes the months of January and February.

(3)	Interest expense for Frenchman’s Reef includes the reversal of the $3.1 million penalty interest accrual.

Hotel Adjusted EBITDA Reconciliation
(in thousands)

	1st Quarter 2009
					Plus:	Equals:
		Net Income /	Plus:	Plus:	Non-Cash	Hotel Adjusted
	Total Revenues	(Loss)	Depreciation	Interest Expense	Adjustments (1)	EBITDA
Atlanta Alpharetta	$3,073	$568	$264	$—	$—	$832
Westin Atlanta North (2)	$2,522	$(191)	$665	$—	$—	$474
Atlanta Waverly	$7,163	$(607)	$978	$1,281	$—	$1,652
Renaissance Austin	$7,626	$266	$902	$1,098	$—	$2,266
Bethesda Marriott Suites	$3,478	$(1,024)	$497	$26	$1,459	$958
Boston Westin (2)	$6,988	$(2,720)	$2,842	$—	$117	$239
Chicago Marriott	$14,732	$(5,019)	$2,820	$3,173	$(365)	$609
Chicago Conrad (2)	$2,218	$(1,339)	$1,095	$—	$—	$(244)
Courtyard Fifth Avenue	$2,851	$(810)	$435	$817	$48	$490
Courtyard Midtown East	$4,458	$(222)	$516	$518	$—	$812
Frenchman’s Reef (2)	$10,054	$1,581	$722	$814	$—	$3,117
Griffin Gate Marriott	$3,748	$(924)	$794	$350	$(1)	$219
Los Angeles Airport	$13,025	$728	$1,276	$1,058	$—	$3,062
Oak Brook Hills	$3,013	$(1,159)	$784	$—	$125	$(250)
Orlando	$6,590	$781	$741	$804	$—	$2,326
Salt Lake City Marriott	$5,560	$535	$617	$436	$—	$1,588
The Lodge at Sonoma	$2,159	$(854)	$513	$—	$—	$(341)
Torrance Marriott South Bay	$4,609	$247	$755	$—	$—	$1,002
Vail Marriott (2)	$6,139	$1,724	$711	$—	$—	$2,435
Renaissance Worthington	$8,538	$1,240	$790	$749	$3	$2,782

TOTAL	$118,544	$(7,199)	$18,717	$11,124	$1,386	$24,020

(1)	The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from our ground lease obligations, the non-cash amortization of our favorable lease assets and the non-cash amortization of our unfavorable contract liabilities.

(2)	The hotel reports results on a monthly basis. The data presented is based upon the Company’s reporting calendar for the first quarter and includes the months of January and February.